Exhibit 10.32

                          CONSENT-CREDIT FACILITY

CONSENT MEMORANDUM

TO:	Schawk, Inc. Lender Group
FROM:	Schawk, Inc.
RE:	Consent re: Withdrawal from GCC/IBT National Pension Plan
DATE:	February 27, 2013

Reference is hereby made to that certain Second Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of January 27, 2012, by and among Schawk, Inc. (the “Company”), the Subsidiary Borrowers (as defined therein) from time to time parties thereto, the Alternate Currency Borrowers (as defined therein, collectively, with the Company and the Subsidiary Borrowers, the “Borrowers”) from time to time parties thereto, the lenders parties thereto (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as agent (the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Company has requested that the Agent and the Lenders (x) consent to the Company or its Subsidiaries making a partial or complete withdrawal from the GCC/IBT National Pension Plan, which is a Multiemployer Plan, and in connection with such withdrawal, the Company or its Subsidiaries incurring withdrawal liability with a present value which has been estimated to be approximately $31.7 million resulting from such withdrawal and (y) waive any Event of Default under Sections 6.9, 7.3(L)(a)(iv) and 8.1(K) of the Credit Agreement and/or any other provisions of the Credit Agreement that might not be complied with as a result of such withdrawal and the incurrence of such withdrawal liability.  Agent and Lenders acknowledge that any such withdrawal liability incurred by the Company or its Subsidiaries shall not constitute Indebtedness.  Further, the Company has requested that the Agent and the Lenders agree that (i) any non-cash charge to Net Income taken by the Company or its Subsidiaries in connection with such withdrawal (“Withdrawal Charge”) shall be deemed an extraordinary non-cash charge, (ii) for the purposes of clause (ii) of Section 7.4 (Minimum Fixed Charge Coverage Ratio), the Company’s net income tax provision for the period in which such Withdrawal Charge is taken shall be adjusted by the amount of any financial statement income tax benefit realized as a result of such Withdrawal Charge, (iii) any non-cash interest expense accrued by the Company and its Subsidiaries as a result of such withdrawal liability shall be excluded from Interest Expense, (iv) any amount paid in any period in cash in respect of such liability shall reduce EBITDA for such period by such amount and (v) for purposes of clause (ii) of Section 7.4 (Minimum Fixed Charge Coverage Ratio), the Company’s net income tax provision for the period in which any such cash payment of the type described in clause (iv) above is made shall be adjusted by the amount of any federal, state or local tax benefit realized by the Company or its Subsidiaries as a result of such cash payment.

Please indicate your consent to, and agreement with,  the foregoing by executing two (2) counterparts of your attached signature page to this Consent Memorandum and, upon execution, return one copy by fax or e-mail to the attention of Patrick Sullivan at Sidley Austin LLP, counsel to the Agent (fax number: 312/853-7036; e-mail: pmsullivan@sidley.com) no later than February 27, 2013 and return two (2) originals to Patrick Sullivan at Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603.  Please make any necessary corrections or adjustments to your signature block prior to execution and delivery. Upon receipt by the Agent (A) of (i) executed signature pages via facsimile or e-mail from the Borrowers, the Agent and the Required Lenders pursuant to Section 9.3 of the Credit Agreement and (ii) evidence reasonably satisfactory to the Agent that the Note Documents have been modified in a manner consistent with this Consent Memorandum and (B) for the account of each Lender that provides its consent hereto by such time as is requested by the Agent, a consent fee in the amount of $10,000 for each such Lender, this Consent Memorandum will be effective.

Except as otherwise expressly provided herein, this Consent Memorandum shall not be deemed or otherwise be construed as a waiver, amendment, or other modification with respect to any term, condition, or any other provision of the Credit Agreement, any other Loan Document or otherwise.

This Consent Memorandum may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Consent Memorandum by electronic mail or facsimile transmission shall be effective as an original and shall constitute a representation that an original will be delivered.  This Consent Memorandum shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Agent

By: /s/Robert Whitecotton
Name: Robert Whitecotton
Title:   Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/Michael Saurer
Name: Michael Saurer
Title:   Officer

BANK OF AMERICA, N.A.
as a lender

By: /s/Jonathan M. Phillips
Name: Jonathan M. Phillips
Title:  Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/Michael Bleecher
Name:  Michael Bleecher
Title:    Vice President

NORTH SHORE COMMUNITY BANK & TRUST COMPANY,
as a Lender

By: /s/Eric M. Edelheit
Name: Eric M Edelheit
Title:   Senior Vice President

Acknowledged and Agreed:

SCHAWK, INC.

By: /s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title:   Executive Vice President & CFO

SCHAWK USA INC.

By: /s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title:   Vice President & CFO

SCHAWK UK LIMITED (Co. No. 03462552)

By: /s/Timothy J. Cunningham
Name:  Timothy J. Cunningham
Title:    Vice President & CFO

SCHAWK LUXEMBOURG, S.À.R.L.

By: /s/Timothy J. Cunningham
Name:   Timothy J. Cunningham
Title:     Vice President & CFO

SCHAWK CANADA INC.

By: /s/Timothy J. Cunningham
Name:   Timothy J. Cunningham
Title:     Vice President & CFO